SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                   Current Report Under Section13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): Nov. 5, 2001
                         Commission File Number: 1-14072
                                                 -------


                             Pen Interconnect, Inc.
             (Exact Name of Registrant as Specified in its Charter)


               Utah                               87-0430260
      ------------------------------------------------------
      (State or other jurisdiction of             (IRS Employer
      Incorporation or organization)              Identification No)



                          13765 Alton Parkway, Bldg. F
                                Irvine, CA 92618
                -------------------------------------------------
                (Address of Principal Executive Office(Zip Code)

                                  949-859-6279
               Registrant's Telephone Number, Including Area Code;


                               1601 Alton Parkway
                                Irvine, CA 92606
              (Former name, former address, and formal fiscal year,
                          if changed since last report)



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Item 5: Other Matters

A. The Company, Pen Interconnect, Inc. has completed its merger with The Amanda Company, Inc. on October 26, 2001. For the purpose of bookkeeping, the effective date will be in force at 12:01 October 1, 2001, such that Pen Interconnect will be able to close out its 2001 year with its 10K and the merged companies will begin 2002 as a new company going forward. The company's name is being changed to The Amanda Company, Inc. effective immediately. The Symbol PENC.OB will remain the same for the time being.

B. The Company's board of directors has appointed Jose Candia as CEO and President and David Lieberman as CFO and Corporate Secretary effective immediately.

C. The Company has also extended the life of its public warrants which were due to expire on November 17th, 2001, one more year, or until November 17, 2002. The conversion price has been changed from $6.50/share to $0.20/ share with the price of the shares prior to conversion having to be at $0.20 for 15 days before conversion can be accomplished.


Item 6: Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned; thereunto duly authorized, in Irvine, State of California, on November 5, 2001.


 The Amanda Company, Inc.

By: /s/ Jose Candia
    Jose Candia
    President and CEO

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